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                                                                    Exhibit 99.1

                      PEDIATRIC SERVICES OF AMERICA, INC.
                   ANNUAL MEETING OF STOCKHOLDERS SCHEDULED

     NORCROSS, GA..... December 14, 1999..... Pediatric Services of America,
Inc. (Nasdaq SmallCap: PSAI) announced today that its Board of Directors has set a meeting date and a record date for its 2000 annual meeting of stockholders. The annual meeting will be held on Wednesday March 8, 2000 at the Northeast Atlanta Hilton Hotel, 5993 Peachtree Industrial Boulevard, Norcross, Georgia at 9:00 a.m. PSAI common stockholders of record as of January 10, 2000 will be eligible to vote at the meeting.

     PSAI provides comprehensive pediatric home health care services through a network of 103 branch offices in 24 states.

NOTE: Forward looking statements made in this release involve a number of risks and uncertainties, including, but not limited to changes in government regulation and health care reforms, ability to execute the Company's strategic programs, ability to improve accounts receivable collections, changing economic and market conditions and other risk factors detailed in the Company's Securities and Exchange Commission filings.

                       FOR FURTHER INFORMATION CONTACT:
                      Pediatric Services of America, Inc.
 Joseph D. Sansone, President/CEO or James M. McNeill, Chief Financial Officer
                                 770-441-1580